LifeVantage Announces Financial Results for the
Second Quarter of Fiscal 2024

Salt Lake City, UT, January 30, 2024, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its second fiscal quarter ended December 31, 2023.
Second Quarter Fiscal 2024 Summary*:
•Revenue of $51.6 million, a decrease of 3.8% from the prior year period. Excluding the negative impact of foreign currency fluctuations, second quarter revenue was down approximately 3.4%;
•Revenue in the Americas decreased 1.6%, and revenue in Asia/Pacific & Europe decreased 10.0%. Excluding the negative impact of foreign currency fluctuations, second quarter revenue in Asia/Pacific & Europe decreased approximately 8.0%;
•Net loss per diluted share was $0.05, versus net loss of $0.08 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.10, compared to adjusted loss per share of $0.07 a year ago; and
•Adjusted EBITDA increased 289.0% to $3.1 million.
* All comparisons are on a year over year basis and compare the second quarter of fiscal 2024 to the second quarter of fiscal 2023, unless otherwise noted.
“We delivered significant year-over-year improvement in profitability during the second quarter as our LV360 initiatives continued to gain traction,” said Steve Fife, President and Chief Executive Officer of Life Vantage. “Adjusted EBITDA increased 289% to $3.1 million and our Adjusted EBITDA margin improved by 450 basis points to 6%, reflecting ongoing efforts to strengthen our core business and drive Consultant productivity. Sales of our TrueScience® Liquid Collagen product continued to be very strong, growing over 30% in the second quarter, driven by double-digit gains in the Americas region and strong momentum from launches in several international markets. Our recent annual Global Kickoff meeting saw high levels of engagement from our Consultants around the ‘Rise ERA’ theme focused on the three fundamental keys to success: Enrolling, Retaining and (Rank) Advancing. In addition, the next phase of our LV360 transformation plan is commencing in February with the rollout of the Evolve compensation plan and Rewards Circle loyalty program to Mexico, Canada and Europe. Our latest results further demonstrate the effectiveness of LV360 to improve performance and drive value for stockholders.”
Second Quarter Fiscal 2024 Results
For the second quarter ended December 31, 2023, the Company reported revenue of $51.6 million, a 3.8% decline over the second quarter of fiscal 2023. Excluding the negative impact of foreign currency fluctuations, second quarter revenue was down 3.4%. Revenue in the Americas region for the second quarter of fiscal 2024 decreased 1.6%, including a 2.0% decrease in the United States. Revenue in the Asia/Pacific & Europe region decreased 10.0% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 8.0% for the three months ended December 31, 2023.
Gross profit for the second quarter of fiscal 2024 was $40.6 million, or 78.6% of revenue, compared to $41.9 million, or 78.1% of revenue, for the same period in fiscal 2023. The improvement in gross profit margin as a percentage of revenue was primarily driven by price increases and higher shipping revenues, together with a shift in product mix, changes in raw material and manufacturing related costs, shipping to customer expenses, and warehouse fulfillment expenses during the current period.
Commissions and incentives expense for the second quarter of fiscal 2024 was $21.8 million, or 42.1% of revenue, compared to $23.6 million, or 43.9% of revenue, for the same period in fiscal 2023. The decrease in commissions and incentives expense as a percentage of revenue was due primarily to changes in sales mix, as well as the timing and magnitude of promotional and incentive programs.

Selling, general and administrative (SG&A) expense for the second quarter of fiscal 2024 was $20.1 million, or 38.9% of revenue, compared to $19.6 million, or 36.5% of revenue, for the same period in fiscal 2023. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2024 were $17.4 million, or 33.8% of revenue, compared to adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2023 of $19.4 million, or 36.1% of revenue.
Operating loss for the second quarter of fiscal 2024 was $1.3 million compared to operating loss of $1.2 million for the second quarter of fiscal 2023. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the second quarter of fiscal 2024 was $1.4 million compared to adjusted non-GAAP operating loss of $0.9 million for the second quarter of fiscal 2023.
Net loss for the second quarter of fiscal 2024 was $0.7 million, or $0.05 per diluted share, compared to a net loss of $1.1 million, or $0.08 per diluted share in the second quarter of fiscal 2023. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the second quarter of fiscal 2024 was $1.4 million, or $0.10 per diluted share, compared to adjusted non-GAAP loss of $0.8 million, or $0.07 per diluted share for the second quarter of fiscal 2023.
Adjusted EBITDA was $3.1 million for the second quarter of fiscal 2024, versus $0.8 million for the comparable period in fiscal 2023.
Balance Sheet & Liquidity
The Company generated $6.5 million of cash from operations during the first six months of fiscal 2024 compared to using $0.4 million in the same period in fiscal 2023. Cash and cash equivalents at December 31, 2023 were $17.3 million, compared to $21.6 million at June 30, 2023, and there was no debt outstanding.
Share Repurchase
During the second quarter, the Company repurchased 0.3 million shares of its common stock for an aggregate purchase price of $1.9 million. Through the first six months of fiscal 2024, 0.4 million shares have been repurchased for an aggregate price of $2.7 million. There was approximately $24.2 million remaining under the current repurchase program authorization as of December 31, 2023.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.035 per common share. The dividend will be paid on March 15, 2024 to all stockholders of record at the close of business on March 1, 2024.
Fiscal Year 2024 Guidance
The Company expects to generate revenue in the range of $207 million to $213 million in fiscal year 2024, down from the previous range of $216 million to $226 million, and adjusted EBITDA of $16 million to $18 million, with adjusted earnings per share in the range of $0.57 to $0.67, up from the previous range of $0.52 to $0.62. The Company expects a full year tax rate of approximately 22% to 24%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2024. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2024 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. International callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, February 6, 2024, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13743425, or (412) 317-6671 from international locations, and entering confirmation code 13743425.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1650314&tp_key=bd3485db5e. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	December 31, 2023	June 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$17,331	$21,605
Accounts receivable	2,335	1,612
Income tax receivable	234	241
Inventory, net	14,972	16,073
Prepaid expenses and other	3,789	4,753
Total current assets	38,661	44,284

Property and equipment, net	8,970	9,086
Right-of-use assets	9,526	8,738
Intangible assets, net	389	455
Deferred income tax asset	4,618	2,991
Other long-term assets	518	569
TOTAL ASSETS	$62,682	$66,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,237	$3,505
Commissions payable	6,798	6,651
Income tax payable	825	—
Lease liabilities	1,646	1,521
Other accrued expenses	7,511	7,932
Total current liabilities	23,017	19,609

Long-term lease liabilities	12,133	11,566
Other long-term liabilities	225	299
Total liabilities	35,375	31,474
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,880 and 12,622 issued and outstanding as of December 31, 2023 and June 30, 2023, respectively	1	1
Additional paid-in capital	135,490	134,314
Accumulated deficit	(106,992)	(98,305)
Accumulated other comprehensive loss	(1,192)	(1,361)
Total stockholders’ equity	27,307	34,649
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,682	$66,123

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Revenue, net	$51,624	$53,662	$102,988	$105,436
Cost of sales	11,066	11,758	21,246	21,700
Gross profit	40,558	41,904	81,742	83,736

Operating expenses:
Commissions and incentives	21,754	23,556	44,227	47,369
Selling, general and administrative	20,065	19,580	38,027	36,310
Total operating expenses	41,819	43,136	82,254	83,679
Operating (loss) income	(1,261)	(1,232)	(512)	57

Other income (expense):
Interest income, net	108	32	276	32
Other income (expense), net	41	125	(47)	(312)
Total other income (expense)	149	157	229	(280)
Loss before income taxes	(1,112)	(1,075)	(283)	(223)
Income tax benefit (expense)	456	17	256	(225)
Net loss	$(656)	$(1,058)	$(27)	$(448)
Net loss per share:
Basic	$(0.05)	$(0.08)	$—	$(0.04)
Diluted	$(0.05)	$(0.08)	$—	$(0.04)
Weighted-average shares outstanding:
Basic	12,612	12,543	12,574	12,500
Diluted	12,612	12,543	12,574	12,500

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended December 31,				Six Months Ended December 31,
(In thousands)	2023		2022		2023		2022
Americas	$39,065	76%	$39,705	74%	$77,580	75%	$76,074	72%
Asia/Pacific & Europe	12,559	24%	13,957	26%	25,408	25%	29,362	28%
Total	$51,624	100%	$53,662	100%	$102,988	100%	$105,436	100%

Active Accounts
(Unaudited)

	As of December 31,
	2023		2022		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	32,000	63%	36,000	60%	(4,000)	(11.1)%
Asia/Pacific & Europe	19,000	37%	24,000	40%	(5,000)	(21)%
Total Active Independent Consultants	51,000	100%	60,000	100%	(9,000)	(15.0)%

Active Customers (2)
Americas	63,000	79%	69,000	78%	(6,000)	(8.7)%
Asia/Pacific & Europe	17,000	21%	20,000	22%	(3,000)	(15.0)%
Total Active Customers	80,000	100%	89,000	100%	(9,000)	(10.1)%

Active Accounts (3)
Americas	95,000	73%	105,000	70%	(10,000)	(9.5)%
Asia/Pacific & Europe	36,000	27%	44,000	30%	(8,000)	(18.2)%
Total Active Accounts	131,000	100%	149,000	100%	(18,000)	(12.1)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP Net income	$(656)	$(1,058)	$(27)	$(448)
Interest income, net	(108)	(32)	(276)	(32)
Provision for income taxes	(456)	(17)	(256)	225
Depreciation and amortization(1)	960	968	1,880	1,809
Non-GAAP EBITDA:	(260)	(139)	1,321	1,554
Adjustments:
Stock compensation expense	750	824	1,728	1,425
Other expense, net	(41)	(125)	47	312
Other adjustments(2)	2,640	234	3,986	322
Total adjustments	3,349	933	5,761	2,059
Non-GAAP Adjusted EBITDA	$3,089	$794	$7,082	$3,613

(1) Includes $116,000 of accelerated depreciation related to a change in lease term for the three and six months ended December 31, 2022.

(2) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	—	(84)	$—	$4
Key management severance expenses	—	—	100	—
Lease abandonment	—	318	—	318
Nonrecurring proxy contest related expenses	2,640	—	3,886	—
Total adjustments	$2,640	$234	$3,986	$322

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP Net income (loss)	$(656)	$(1,058)	$(27)	$(448)
Adjustments:
Class-action lawsuit expenses, net of recoveries	—	(84)	—	4
Key management severance expenses	—	—	100	—
Nonrecurring proxy contest related expenses	2,640	—	3,886	—
Accelerated depreciation related to change in lease term	—	116	—	116
Lease abandonment(1)	—	318	—	318
Tax impact of adjustments(2)	(614)	(115)	(917)	(117)
Total adjustments, net of tax	2,026	235	3,069	321
Non-GAAP Net income (loss):	$1,370	$(823)	$3,042	$(127)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Diluted earnings per share, as reported	$(0.05)	$(0.08)	$—	$(0.04)
Total adjustments, net of tax(3)	0.15	0.02	0.23	0.03
Non-GAAP adjusted diluted earnings per share(3)(4)	$0.10	$(0.07)	$0.23	$(0.01)

(1) Includes remaining lease payments and other termination costs associated with lease abandonments
(2) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2024 and 2023, respectively
(3) Non-GAAP Net income for the three and six months ended December 31, 2023 resulted in weighted average diluted shares outstanding of 13,221 and 13,082, respectively.
(4) May not add due to rounding.